EXHIBIT 3.4.2

AMENDMENT NO. 1

TO

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

SEED HOLDING, LLC,

a Manager-Managed Limited Liability Company

(Effective January 28, 2010)

WHEREAS, the Operating Agreement of Seed Holding, LLC., a Nevada limited liability company (the “Company”) was originally adopted effective June 27, 2008 and was amended and restated on December 31, 2009 to provide, among other things, for the admission of two additional members;

WHEREAS, subsequent transactions have resulted in a change of ownership of the Company, and as of the date of this Amendment No. 1 to the Amended and Restated Operating Agreement (the “Operating Agreement”), the sole member of the Company is reflected on Exhibit A of this Amendment No. 1;

NOW THEREFORE, the Operating Agreement is hereby amended as follows:

1.             Exhibit A attached hereto is substituted in the place of Exhibit A attached to the Amended and Restated Operating Agreement dated December 31, 2009. For so long as there is only one member, the provisions of the Operating Agreement applicable to membership shall be read and interpreted in that context.

2.             Section B.1. of the Operating Agreement — Management by Managers — is amended to delete Robert W. Lishman as a co-manager of the LLC. Until a new co-manager or co-managers are elected, all references in the Operating Agreement to managers in the plural shall be read to mean one manager.

In all other respects, the provisions of the Seed Holding LLC Operating Agreement, as amended and restated on December 31, 2009 remains unchanged and in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Executed as of this 28th day of January, 2010.

MEMBER:

S&W SEED COMPANY

a Delaware corporation

(sole Member of Seed Holding, LLC.)

By:	/s/ Mark M. McCormick
Mark M. McCormick
President and Chief Executive Officer

MANAGER:

/s/ Mark S. Grewal
Mark S. Grewal

[SIGNATURE PAGE OF AMENDMENT NO. 1 TO AMENDED AND RESTATED

OPERATING AGREEMENT OF SEED HOLDING, LLC]

EXHIBIT A

OPERATING AGREEMENT

OF

SEED HOLDING, LLC

Effective as of January 28, 2010

MEMBER

S&W Seed Company

a Delaware corporation

25552 South Butte Avenue

Five Points, CA 93624

Capital Contribution:	3,000,000 shares of S&W Seed Company Common Stock issued to the former members of Seed Holding, LLC
Units: 24,800
Date of Contribution: January 28, 2010